UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 1.02.  Termination of a Material Definitive Agreement

Item 5.02. Departure of Directors or Principal Officers; Compensatory Arrangements of Certain Officers

On December 19, 2006, Duke Energy Corporation (the “Company”) issued a press release announcing that, in connection with the spin-off of Spectra Energy Corp (“Spectra Energy”), its wholly-owned subsidiary that holds or will hold all of the assets and liabilities associated with the Company’s natural gas business, including its transmission and storage, distribution, and gathering and processing businesses, Messrs. Paul M. Anderson, Roger Agnelli, William T. Esrey, Dennis R. Hendrix, and Michael E.J. Phelps will join the Spectra Energy Board of Directors and will resign from the Company’s  Board of Directors and its associated Committees, effective as of the distribution date of the spin-off.  In addition, Mr. Fred J. Fowler resigned as Group Executive and President — Duke Energy Gas Transmission, also effective as of the distribution date of the spin-off.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In addition, in anticipation of the spin-off, on December 19, 2006, the Company and Mr. Fowler agreed to the termination of the Change in Control Agreement, dated July 1, 2005 (the “CIC Agreement”), and the Key Employee Severance Agreement and Release, dated August 18, 1999 (the “KESA”), which Mr. Fowler previously entered into with the Company.  The termination of the CIC Agreement and KESA will become effective upon the distribution date of the spin-off.   A copy of the agreement that the Company and Mr. Fowler entered into to memorialize the termination of the CIC Agreement and the KESA is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1                            Agreement between Duke Energy Corporation and Fred J. Fowler, dated December 19, 2006

99.1                            Press Release issued by Duke Energy Corporation on December 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: December 21, 2006	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement between Duke Energy Corporation and Fred J. Fowler, dated December 19, 2006

99.1	Press Release issued by Duke Energy Corporation on December 19, 2006